Deloitte



May 30, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read and agree with Attachment 77K of the Excelsior Tax-Exempt Funds, Inc. (Commission File No. 811-04101)
Form N-SAR dated May 30, 2007.

Yours truly,


/s/ Deloitte & Touche LLP

Cc: Mr. George Pereira, CFO, Charles Schwab
Investment Management